VolitionRx Limited Announces Second Quarter 2019 Financial Results and Business Update

Conference call to discuss financial and operational results scheduled for

Tuesday, August 13 at 8:30 a.m. U.S. Eastern Time

AUSTIN, Texas, August 12, 2019 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”) today announced financial results and a business update for the second quarter ended June 30, 2019. Volition management will host a conference call tomorrow, August 13, at 8:30 a.m. U.S. Eastern Time to discuss these results. Conference call details may be found below.

Click here to view an interview with Volition’s Chief Executive Officer.

https://volitionrx.com/press-room/video-gallery

Cameron Reynolds, President and Chief Executive Officer of Volition, upon releasing these results, commented, “I could not be more proud of our dedicated team at Volition, and the ground-breaking work they are doing.  I’m happy to say that we have made significant progress on colorectal cancer and lung cancer trials, particularly in Asia, as well as on our platform development, Nu.QTM Capture discovery research and, of course, the development of Nu.QTM Vet.

We are an epigenetics company focused on advancing the science of epigenetics and exploiting these advances in human and animal health. This has been our mission since our founding, and it is coming to fruition with our Nu.QTM platform at the very heart of epigenetics. We believe the last decade of work and our extensive intellectual property portfolio puts Volition in a strong position to be a significant player in this field.”

Mr. Reynolds further commented “We aim to strengthen our product pipeline beyond colorectal cancer to cover several cancers, most notably in lung cancer, and so are especially delighted to have executed agreements with the National Taiwan University to conduct our first large-scale study in lung cancer and with Shanghai Fosun Long March Medical Science Co. Ltd. to conduct our first lung cancer study in China. I am also delighted to announce the recent formation of a Texas-based subsidiary, Volition Veterinary Diagnostics Development LLC, to focus on the development and commercialization of our Nu.QTM Vet products and help drive early revenue.”

Additionally, Mr. Reynolds added “During the second quarter 2019, we further strengthened our balance sheet with an existing investor exercising $5 million in aggregate amount of outstanding warrants to purchase shares of our common stock and ended the quarter with cash and cash equivalents of $18.5 million. Subsequent to quarter-end, a further $4.8 million in warrants were exercised for cash, making a total of $16.5 million in warrants exercised this year. We have also been awarded a further $1.4 million in non-dilutive grant-funding from the Walloon Region.”

Company Highlights

Financial

•Cash and cash equivalents as of June 30, 2019 totaled $18.5 million compared to $13.4 million as of the end of 2018.

•An additional $4.8 million in aggregate exercise price of warrants (at $3 per share of common stock) were exercised subsequent to the quarter-end.

•Continued to manage cash carefully with a cash burn of $2.9 million in the second quarter of 2019.

Clinical Trials

•Added to our extensive clinical trial program with the execution of a contract to conduct our first large-scale lung cancer study in conjunction with the prestigious National Taiwan University (“NTU”).  The study is being conducted under the supervision of Professor Chen Jin-Shing in the Department of Surgery of NTU and will include 1,200 subjects receiving Low-Dose Computed Tomography scans, including 1,000 with lung cancer. We expect the first data from this trial in the first quarter of 2020.

•Executed a contract with Shanghai Fosun Long March Medical Science Co., Ltd. to conduct our first study, a lung cancer study, in China. This study is underway, and we expect it will be completed in 2019.

Organizational

•Formed a U.S.-based subsidiary, Volition Veterinary Diagnostics Development LLC, to drive the development and commercialization of Nu.QTM Vet products and appointed its Chief Executive Officer, Mr. Nathan Dewsbury.

•Executed a non-binding Memorandum of Understanding with Texas A&M University’s College of Veterinary Medicine to conduct a study of Nu.QTM Vet.

Intellectual Property

•Achieved steady growth in worldwide patent portfolio. This is a key differentiator versus many other technologies either under development or available on the market, where the patent position may be poor and/or narrow.

o20 patent families related to our diagnostic tests (including both human and veterinary medicine applications).

o7 patents granted in the United States.

o7 patents granted in the European Union.

o25 further patents granted worldwide.

o106 patents pending worldwide.

Upcoming Milestones

We expect to achieve the following milestones during 2019 and beyond:

•Advance our previously announced large-scale colorectal cancer trials in Europe, the U.S. and Asia.

•Advance the clinical trial program for lung cancer, focusing initially on the significant need in Asia, most notably in China.

•Through our subsidiary, Volition Veterinary, determine and announce the route to revenue for Nu.QTM Vet with the aim of having a USDA-approved product in 2020.

•Announce the results of multiple proof of concept cancer studies to include prostate, pancreatic and ovarian, in addition to our 27-cancer study, and initiate larger studies.

•Announce preliminary results of Nu.QTM’s performance in other disease conditions, including endometriosis.

•Advance the development of Nu.QTM Capture by determining the level of discrimination of tumor associated nucleosomes using mass spectrometry and sequencing.

Mr. Reynolds concluded, “We are extremely proud of the accomplishments we have achieved thus far. I thank the dedicated Volition team for their tireless efforts. I, along with the rest of the Board and indeed the whole company, look forward to sharing the results of key studies over the coming year.”

For further details please contact mediarelations@volitionrx.com.

VolitionRx Limited Second Quarter 2019 Earnings

and Business Update Conference Call

•Date: Tuesday, August 13, 2019

•Time: 8:30 a.m. U.S. Eastern time

•U.S. & Canada Dial-in: 1-877 407 9716 (toll free)

•U.K. Dial-in: 0 800 756 3429 (toll free)

•Toll/International: 1-201 493 6779

•Conference ID: 13693585

Cameron Reynolds, President and Chief Executive Officer of Volition, will host the call along with David Vanston, Chief Financial Officer and Scott Powell, Executive Vice President, Investor Relations. The call will provide an update on recent developments and Volition’s activities, including details of new and ongoing clinical trials, important events which have taken place in the second quarter of 2019, and milestones for 2019 and beyond.

About Volition

Volition is a multi-national life sciences company developing simple, easy to use, cost effective blood tests to help diagnose a range of cancers and other diseases. Early diagnosis has the potential to not only prolong the life of patients, but also to improve their quality of life. The tests are based on the science of NucleosomicsTM, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid - an indication that disease is present. Volition is primarily focused on human diagnostics but also has a subsidiary focused on animal diagnostics.

Volition's research and development activities are currently centered in Belgium, with additional offices in Texas, London and Singapore, as the company focuses on bringing its diagnostic products to market.

For more information about Volition, visit Volition's website (http://www.volitionrx.com) or connect with us via:

Twitter: https://twitter.com/volitionrx

LinkedIn: https://www.linkedin.com/company/volitionrx

Facebook: https://www.facebook.com/VolitionRx/

YouTube: https://www.youtube.com/user/VolitionRx

The contents found at Volition's website address, Twitter, LinkedIn, Facebook, and YouTube are not incorporated by reference into this document and should not be considered part of this document.  The addresses for Volition's website, Twitter, LinkedIn, Facebook, and YouTube are included in this document as inactive textual references only.

Media / Investor Contacts

Louise Batchelor, Volition

mediarelations@volitionrx.com

+44 (0)7557 774620

Scott Powell, Volition

investorrelations@volitionrx.com

+1 (646) 650 1351

Joseph Green, Edison Advisors

jgreen@edisongroup.com

+1 (646) 653 7030

Safe Harbor Statement

Statements in this press release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as "expects," "anticipates," "intends," "plans," "aims," "targets," "believes," "seeks," "estimates," "optimizing," "potential," "goal," "suggests," "could," "would," "should," "may," "will" and similar expressions identify forward-looking statements. These forward-looking statements relate to the timing of availability of preliminary data, the effectiveness of Volition’s blood-based diagnostic tests as well as Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer and other diseases. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, if Volition fails to develop and commercialize diagnostic products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products in the clinical IVD market; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic products Volition might develop; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics market and its rapid technological change; and other risks identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

NucleosomicsTM and Nu.QTM and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.